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                                                                    Exhibit 15.1
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                    INDEPENDENT ACCOUNTANTS' ACKNOWLEDGMENT
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Independent Accountants' Acknowledgment Letter

The Stockholders and Board of Directors
State Street Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-_____) of State Street Corporation for the registration of up to 1,200,000 shares of its common stock of our reports dated April 17, 2000, July 18, 2000 and October 18, 2000 relating to the unaudited consolidated interim financial statements of State Street Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.



                                                     Ernst & Young LLP

Boston, Massachusetts
January 15, 2001